EXHIBIT 10.51

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (this “Security Agreement”) is made on the 29th day of May, 2002, by and between Great Lakes Controlled Energy Corporation, a Delaware corporation (“Debtor”), and American Chartered Bank, an Illinois banking association (“Secured Party”).

R E C I T A L S

WHEREAS, pursuant to that certain Loan Agreement dated of even date herewith, by and among Debtor, Switchboard Apparatus, Inc., a Delaware corporation (“Switchboard”), Electric City Corp., a Delaware corporation (collectively with Debtor and Switchboard, the “Borrowers”), and Secured Party, as amended from time to time (the “Loan Agreement”), Secured Party has agreed to make available to Borrowers, among other things, a revolving line of credit (the “Revolving Credit”) in the maximum principal amount of $2,000,000.00, a term loan (the “Term Loan”) in the original principal amount of $400,000.00, and a mortgage loan (the “Mortgage Loan”) in the original principal amount of $735,000.00, each on those terms and conditions set forth in the Loan Agreement and for the purposes set forth therein (the Revolving Credit, the Term Loan and the Mortgage Loan are hereinafter collectively referred to as the “Loans”).  Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Loan Agreement.

WHEREAS, as evidence of the indebtedness under the Revolving Credit, Borrowers have executed and delivered to Secured Party that certain Revolving Note dated of even date herewith, as amended from time to time (the “Revolving Note”), as evidence of the indebtedness under the Term Loan, Borrowers have executed and delivered to Secured Party the Term Note dated of even date herewith, as amended from time to time (the “Term Note”), as evidence of the indebtedness under the Mortgage Loan, Borrowers have executed and delivered to Secured Party the Mortgage Note dated of even date herewith, as amended from time to time (the “Mortgage Note”) (the Revolving Note, the Term Note and the Mortgage Note are hereinafter collectively referred to as the “Notes”).

WHEREAS, subject to the terms of the Loan Agreement and the other Loan Documents, the Loan Agreement requires that Debtor grant to Secured Party a lien on and security interest in all of Debtor’s property and all replacements thereof, additions thereto, and substitutions therefor, as security for the payment of the Notes and performance of the Borrowers’ obligations under the Loan Agreement, and all other documents evidencing, securing or otherwise in connection with the Loans (collectively, “Loan Documents”).

NOW, THEREFORE, Debtor, to secure (i) further the payment of the Liabilities; and (ii) the performance of the covenants and agreements by Debtor contained herein or in the Loan Documents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby grants to Secured Party a lien on and security interest in, and collaterally assigns, transfers, conveys, confirms, pledges and sets over unto Secured Party and its successors and assigns, all of Debtor’s tangible and intangible assets and properties, wherever located, whether now or hereafter existing and whether now or hereafter acquired or owned, licensed, leased, bailed or consigned by Debtor including, without limitation, all of Debtor’s (a) accounts, chattel paper, contract rights, electronic chattel paper, leases, leasehold interests, instruments, documents, letter of credit rights, all proceeds of letters of credit, health care insurance receivables, supporting obligations, lottery winnings, notes secured by real estate, patents, copyrights, trademarks, trade names, deposit accounts, beneficial interests and general intangibles, including payment intangibles, (b) certificated securities or uncertificated securities, (c) goods, including, without limitation, all of Debtor’s consumer goods, equipment, fixtures, inventory and embedded software contained therein, (d) documents and instruments, (e) monies, reserves, deposits, and interest or dividends thereon, cash and cash equivalents, (f) all books, records and computer records in any way relating to the foregoing, software, computer programs, (g) property now or at any time or times hereafter in the possession or under the control of Secured Party or its bailee, (h) liens, guaranties and other rights and privileges pertaining to any of the foregoing, (i) all accessions to the foregoing and all substitutions, renewals, improvements and replacements of and additions to the foregoing, (j) all of the capital stock of Debtor, (k) all commercial tort claims, and (l) all proceeds and products of any of the foregoing, including, without limitation, proceeds of insurance policies of the foregoing (all of the property described in this paragraph being hereinafter referred to as the “Personal Property Collateral”) (Any terms not defined herein which are defined in the Illinois Uniform Commercial Code, 810 ILCS 5/1-101 et seq., as amended from time to time (the “UCC”), shall have the meaning assigned to such term in the UCC).

It is hereby understood and agreed by Debtor as follows:

1.             Recitals.  The recitals are hereby incorporated and made a part of this Security Agreement.

2.             Representations, Warranties and Covenants.  The Debtor hereby represents and warrants to, and covenants with, Secured Party, as follows:

(a)           Except for liens in favor of Secured Party or as otherwise permitted by the Loan Agreement, Debtor is or will be the owner of all the Personal Property Collateral free from any lien, security interest or encumbrance and Debtor will defend the Personal Property Collateral against any and all claims and demands of all persons, other than Secured Party, at any time claiming the same or any interest therein;

(b)           The Debtor has the authority to enter into this Security Agreement and the person signing on Debtor’s behalf has been duly authorized to execute this Security Agreement;

(c)           Debtor’s state issued organizational identification number is set forth on Schedule 2(c).  The exact legal name of Debtor is as set forth on Schedule 2(c).  Except as provided for Schedule 2(c), Debtor currently does not conduct, nor has it in the last five years conducted, business under any other name or trade name;

(d)           No less than 30 days prior to the effective date thereof, Debtor will notify Secured Party in writing of any change in Debtor’s name, type of organization, organizational identification number, or jurisdiction of organization or the use of any assumed name by Debtor.  Debtor shall, as a condition to making effective any of the foregoing, execute and deliver to Secured Party any and all financing statements and other documents requested by Secured Party in connection with any of the foregoing and as a condition to making effective any of the foregoing.

(e)           Except for any existing lien in favor of Secured Party, no other financing statement covering any of the Personal Property Collateral is on file in any public office;

(f)            Except as set forth in Schedule 2(f), no Personal Property Collateral is now, nor shall any Personal Property Collateral at any time or times hereafter be stored with a bailee, warehouseman or similar party without Secured Party’s prior written consent, and in such event, Debtor will concurrently therewith, upon the demand of Secured Party cause the warehouseman, bailee or similar party within 15 business days of the date thereof, to acknowledge in writing Secured Party’s security interest and to cause its records to reflect such security interest in form and substance reasonably satisfactory to Secured Party, and to cause such bailee, warehouseman or similar party to issue and deliver non-negotiable warehouse receipts or non-negotiable bills of lading in Debtor’s name in form and substance reasonably satisfactory to Secured Party.

(g)           Debtor will at all times keep accurate and complete records of the Personal Property Collateral; and

(h)           Debtor will promptly inform Secured Party of any default in payment or performance by Debtor or other persons or of claims made by any other person in regard to the Personal Property Collateral

3.             Use and Possession of Personal Property Collateral.  Debtor may retain possession of the Personal Property Collateral and, at its expense, keep and use the same in a manner consistent with applicable law until Secured Party exercises its rights hereunder.

4.             Transfers; Location of Personal Property Collateral.  Except as otherwise permitted by the Loan Agreement, Debtor agrees that it will not sell or attempt to sell or assign, lease, mortgage, encumber or otherwise transfer the Personal Property Collateral or any interest therein other than (a) the lien and security interest granted to Secured Party hereunder, (b) sales in the ordinary course of business, and (c) dispositions of items which are no longer used or usable in the operation of Debtor’s business.

5.             Maintaining Personal Property Collateral.  Debtor will maintain, preserve and keep the Personal Property Collateral which is used by or useful to Debtor in its business, and every part thereof, in good repair and condition, reasonable wear and tear excepted, and from time to time will promptly make needful and proper repairs, replacements, renewals, additions, and betterments which may be required by reason of use, wear, obsolescence, damage or destruction, however caused, to the ends that the value of the Personal Property Collateral shall be preserved and that the efficiency of the operation of the Personal Property Collateral shall not be impaired.

6.             Proceeds of Sale, Loss, Destruction or Condemnation of Personal Property Collateral.  Except for dispositions of Personal Property Collateral not prohibited under this Security Agreement or the other Loan Documents, to the extent the Personal Property Collateral is sold, lost, destroyed or taken by condemnation, Debtor shall immediately pay to Secured Party, as and when received by Debtor, a sum equal to the net cash proceeds (including insurance payments) received by Debtor from such sale, loss, destruction or condemnation for application to any Liabilities, and thereafter any excess will be transferred to Debtor’s operating account at Secured Party. Notwithstanding the foregoing, with Secured Party’s prior consent, which consent shall not be unreasonably withheld, such proceeds shall not be applied in repayment of any Liabilities so long as (i) such proceeds are used to repair or replace such sold, lost, destroyed or condemned Personal Property Collateral with Personal Property Collateral of comparable value and usefulness in the operation of Debtor’s business within six months following such disposition; (ii) no Event of Default has occurred and is then continuing; (iii) Debtor has delivered notice to Secured Party of the occurrence of the sale, loss, destruction or condemnation, the projected effect on Debtor’s business and Debtor’s proposed use of the proceeds within 30 days of such disposition; (iv) such loss, sale, destruction or condemnation has not resulted in a material adverse effect, as determined in Secured Party’s sole discretion; and (v) the use of the proceeds would not result in an Event of Default under this Security Agreement or the other Loan Documents.

7.             Inspection of Personal Property Collateral.  Debtor will, upon prior notice from Secured Party, permit Secured Party, its agents and representatives, to inspect the Personal Property Collateral at any reasonable time from time to time during the term of this Security Agreement.

8.             Defense of Personal Property Collateral.  Debtor, at its sole cost and expense, will protect and defend the Personal Property Collateral or any part thereof against all claims therein or thereto, or any interest therein, and will keep the Personal Property Collateral free from any other lien, security interest or encumbrance except as permitted hereby or in the Loan Agreement, or unless Debtor is contesting such lien and has delivered a bond or other security to Secured Party which is satisfactory to Secured Party.  Debtor will pay all other claims and charges which, in the reasonable opinion of Secured Party, could prejudice, imperil or otherwise adversely affect the Personal Property Collateral or its security interest therein.

9.             Payment of Taxes.  So long as any part of the indebtedness hereby secured shall remain unpaid, Debtor will pay all personal property taxes and other governmental charges levied or assessed against the Personal Property Collateral or any part thereof, or for its use or operation, or upon this Security Agreement, before the same become delinquent, and on demand will promptly furnish Secured Party with receipts showing such payment.  Debtor will not permit the Personal Property Collateral, or any part thereof, to be levied upon or sold for any tax or assessment whatsoever, nor will it permit to be done to, in, upon or about the Personal Property Collateral, anything that may in any way impair the value thereof, or the security intended to be afforded by this Security Agreement.

10.           After Acquired Property.  All after acquired property covered hereby and all additions or replacements to the Personal Property Collateral acquired by Debtor shall immediately be and become, without any other act, conveyance or mortgage on the part of Debtor, subject to the security interest and lien of this Security Agreement, which shall be prior to any other security interest or lien on such addition or replacement.

11.           Special Collateral.  Within five days upon Debtor’s receipt of that portion of the Personal Property Collateral consisting of Special Personal Property Collateral (as defined below), the Debtor shall mark the same to show that such Special Personal Property Collateral is subject to a security interest in favor of Secured Party and shall deliver the original thereof to Secured Party, together with appropriate endorsement and/or other specific evidence of assignment thereof to Secured Party, in form and substance reasonably acceptable to Secured Party.  Debtor shall not create any chattel paper or other Special Personal Property Collateral without placing a legend thereon in form and substance reasonably satisfactory to Secured Party indicating that Secured Party has a lien on and security interest in such Special Personal Property Collateral.  The term “Special Personal Property Collateral” means any of Debtor’s assets which are evidenced by or consists of any chattel paper, letters of credit, Instrument, certificate or document, including, without limitation, promissory notes, documents of title, securities and warehouse receipts.

12.           Deposit Accounts, Investment Property, Letter of Credit Rights or Electronic Chattel Paper.  In the event Debtor is or becomes the owner of or acquires any rights in any deposit account, investment property, letter of credit right or electronic chattel paper, Debtor shall give Secured Party immediate notice thereof and Debtor shall take or cause to be taken all actions necessary or desirable to perfect the security interest granted hereunder by control, in accordance with the provisions of Section 9-104, 9-105, 9-106 or 9-107 of the UCC.  For greater certainty, and not in limitation of the foregoing, Debtor shall cause any financial intermediary which is the intermediary, person or entity which maintains such deposit account, investment property or electronic chattel paper to execute and deliver to Secured Party a control agreement, in form and substance acceptable to Secured Party in its sole discretion, granting Secured Party exclusive control over such deposit account, investment property or electronic chattel paper and all proceeds thereof. For greater certainty, and not in limitation of the foregoing, Debtor shall deliver the original of any letter of credit in which Debtor has any letter of credit rights to Secured Party and shall cause the issuer of any letter of credit rights to enter into a control agreement with respect to such letter of credit rights and the proceeds thereof, granting Secured Party exclusive control over such letter of credit rights and the proceeds thereof, including the exclusive right to receive payments under such letter of credit.

13.           Liens and Encumbrances.  Except for liens in favor of Secured Party or otherwise permitted by the Loan Agreement, Debtor shall not, without the prior written consent of Secured Party, create, incur or permit to exist any mortgage, pledge, title retention, lien, encumbrance, lease, easement, or security interest with respect to the Personal Property Collateral (“Liens”).

14.           Authorization.  Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto and to indicate therein (a) that the Personal Property Collateral (i) consists of all of the assets of Debtor or words of similar effect, regardless of whether any particular asset comprised in the Personal Property Collateral falls within the scope of the Uniform Commercial Code of any applicable jurisdiction, or (ii) consists of a portion of the assets of Debtor with such detail as Secured Party may deem appropriate, and (b) any other information required, in Secured Party’s discretion, by the  Uniform Commercial Code in any relevant jurisdiction for the sufficiency or filing office acceptance of any financing statements or amendment, including (i) whether Debtor is an organization, the type of organization and any organization identification number issued to such Debtor and, (ii) in the case of a financing statement filed as a fixture filing or indicating Personal Property Collateral as as-extracted collateral or timber to be cut, a sufficient description of real property to which the Personal Property Collateral relates.  Debtor agrees to furnish any information reasonably requested by Secured Party to facilitate the objectives of this paragraph.  To the extent applicable, Debtor also ratifies its authorization for Secured Party to have filed in any applicable Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

15.           Verification of Accounts.  Secured Party’s nominee, together with any of Secured Party’s officers, employees or agents shall have the right, at any time or times hereafter, in the name of a nominee of Secured Party, to verify the validity, amount or any other matter relating to any accounts by mail, telephone, facsimile or otherwise.  All reasonable costs, fees and expenses relating thereto incurred by Secured Party (or for which Secured Party becomes obligated), including the reasonable costs of retaining Secured Party’s nominee shall be paid by Debtor upon the written demand of Secured Party.

16.           Notice to Account Debtors.  Upon an Event of Default, Secured Party shall have the right, in its sole and absolute discretion, without notice thereof to Debtor: (a) to notify any or all account debtors that the accounts and Special Personal Property Collateral have been assigned to Secured Party and that Secured Party has a security interest therein; (b) after an Event of Default has occurred and is then continuing, to direct such account debtors to make all payments due from them to Debtor upon the accounts and Special Personal Property Collateral directly to Secured Party; (c) to enforce payment of and collect, by legal proceedings or otherwise, the accounts and Special Personal Property Collateral in the name of Secured Party and Debtor; and (d) to take control, in any manner, of any item of payment or proceeds.

17.           Action by Secured Party.  Secured Party may, but need not, make any payment or perform any act herein required of Debtor in any form and manner deemed expedient by it, and may, but need not, purchase, discharge, compromise or settle any tax lien or other lien, security interest, or other encumbrance at any time levied or placed on the Personal Property Collateral.  All monies paid for any of the purposes herein authorized and expenses paid or incurred in connection therewith, including reasonable attorneys’ fees, and any other monies advanced by Secured Party to protect the Personal Property Collateral and the security interest and lien hereof, shall be additional indebtedness secured hereby and shall become immediately due and payable without notice and with interest thereon at the default rate set forth in the Revolving Note.

Inaction of Secured Party shall never be considered a waiver of any right accruing to it on account of any default on the part of Debtor.

18.           Insurance and Protection of Personal Property Collateral.  Debtor will insure and keep insured, with insurance companies reasonably satisfactory to Secured Party, the Personal Property Collateral which is of a character usually insured by entities similarly situated and as may otherwise be required by Secured Party; and will insure such other hazards and risks (including employers’ and public liability risks) with insurance companies acceptable to Secured Party to the extent usually insured by entities similarly situated in conducting similar businesses and as may otherwise be required by Secured Party.  All such insurance shall be in such amounts, with such deductibles, under such policies and terms and issued by such insurers, as are reasonably acceptable to Secured Party.  Debtor will cause Secured Party to be named as a lender’s loss payee and additional named insured on all such insurance policies and shall cause all such policies to contain a prohibition against cancellation, modification or amendment without 30 days prior written notice to Secured Party and, at the request of Secured Party, collaterally assign such insurance to Secured Party as additional security for the Liabilities.  Debtor will deliver to Secured Party, upon the signing of this Security Agreement and, at the request of Secured Party from time to time hereafter, a certificate evidencing Debtor’s compliance with its obligations hereunder and, at Secured Party’s request, a certificate setting forth in summary form the nature and extent of the insurance maintained pursuant to this Section 18.

19.           Illinois Collateral Protection Act.  Unless Debtor provides Secured Party with evidence of the insurance coverage required by this Security Agreement, Secured may purchase insurance at Debtor’s expense to protect Secured Party’s interest in the Personal Property Collateral.  This insurance may, but need not, protect Debtor’s interests.  The coverage that Secured Party purchases may not pay any claim that Debtor makes or any claim that is made against Debtor in connection with the Personal Property Collateral.  Debtor may later cancel any insurance purchased by Secured Party, but only after providing Secured Party with evidence that Debtor has obtained insurance as required by this Security Agreement.  If Secured Party purchases insurance for the Personal Property Collateral, Debtor will be responsible for the costs of that insurance, including interest and any other charges Secured Party may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to Debtor’s total outstanding balance or obligation.  The costs of the insurance may be more than the cost of insurance Debtor may be able to obtain on its own.

20.           Event of Default.  The occurrence of any Event of Default specified in the Loan Agreement which is incorporated by this reference as fully and with the same effect as if set forth herein shall constitute an “Event of Default” hereunder.

Upon the occurrence of an Event of Default, any sums secured hereby may, pursuant to the terms of the Loan Agreement, become immediately due and payable, without further notice to Debtor, together with interest thereon from the date of the first of any such Event of Default, at the default rate set forth in the Revolving Note.  After the indebtedness secured by this Security Agreement shall have become due and payable, whether by lapse of time or by acceleration, or otherwise, then and in any such event, Secured Party shall have the remedies for such default of a “secured party” under the UCC or otherwise available to it under applicable law including, without limitation, the right to take immediate and exclusive possession and control of the Personal Property Collateral or any part thereof.  Secured Party shall be entitled to hold, maintain and preserve and prepare the Personal Property Collateral for sale, until disposed of or may propose to retain the Personal Property Collateral pursuant to applicable law.  Secured Party may require Debtor to assemble the Personal Property Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party.  Unless the Personal Property Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market, Secured Party will give Debtor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made.  The requirements of reasonable notice shall be met if such notice is given to Debtor at least 10 days before the time of the sale or disposition.

21.           Fees and Expenses.  In case of any suit or foreclosure at law or in equity by any person whomsoever relating to or affecting the Personal Property Collateral, or any part thereof, or the title thereto, wherein Secured Party shall be a party, the reasonable and necessary costs, charges and attorneys’ and paralegals’ fees and expenses of Secured Party therein shall be allowed to Secured Party, and shall be additional indebtedness secured hereby and shall be paid out of the proceeds of sale of the Personal Property Collateral if not otherwise paid by Debtor.

22.           Successors and Assigns.  The terms used to designate any of the parties herein shall be deemed to include their respective successors and assigns, and the term “Secured Party” shall also include any lawful owner, holder or pledgee of the Revolving Note or the indebtedness secured hereby.  All representations, warranties, covenants, powers and rights herein contained shall be binding upon, and shall inure to the benefit of, Debtor and Secured Party and their respective legal representatives, successors and assigns.

23.           Waiver.  No waiver of any default shall operate as a waiver of any other default or of the same default on a future occasion.  All rights and remedies of Secured Party hereunder shall be cumulative and shall be in addition to any other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute.

24.           Further Assurances.  Debtor will join with Secured Party in executing such documents, instruments, financing statements, continuation statements, partial releases and termination statements as Secured Party may deem necessary or appropriate to perfect Secured Party in the Personal Property Collateral, pursuant to the Uniform Commercial Code as from time to time in effect in the State of Illinois.  A photographic, carbon or other reproduction of this Security Agreement shall be sufficient as a financing statement.  At the request of Secured Party, Debtor will also pay for filings and searches in connection with third party subordinations and may, from time to time, execute additional or supplemental agreements to confirm Secured Party’s security interest upon items or types of Personal Property Collateral in connection with said business now existing or hereafter acquired, or the validity or priority thereof.

25.           Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

26.           Governing Law.  This Security Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

27.           Counterparts.  This Security Agreement may be executed in any number of counterparts and by facsimile, and all such counterparts taken together shall be deemed to constitute one instrument.

28.           Beneficiaries.  It is expressly intended, understood and agreed that this Security Agreement and the Notes are made and entered into for the sole protection and benefits of Debtor and Secured Party, and their respective successors and assigns and no other person or persons shall have any right at any time to action hereon or rights to the proceeds of the Loans; that such proceeds do not constitute a trust fund for the benefit of any third party; that no third party shall under any circumstances be entitled to any equitable lien on any such undisbursed loan proceeds at any time and that Secured Party shall have a lien upon and right to direct application of any such undisbursed loan proceeds as provided herein and in the Notes.

29.           Termination.  This Security Agreement is made for collateral purposes only and the duties and obligations of Debtor under this Security Agreement shall terminate when the Liabilities are repaid in full and satisfied.

30.           Waiver of Jury Trial.  DEBTOR WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (I) UNDER THIS SECURITY AGREEMENT OR THE LOAN AGREEMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT WHICH MAY BE DELIVERED IN THE FUTURE IN CONNECTION WITH THE REVOLVING CREDIT OR (II) ARISING FROM THE TRANSACTIONS CONTEMPLATED BY THE LOAN AGREEMENT OR THIS SECURITY AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

31.           Jurisdiction and Venue.  DEBTOR IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THE LOAN AGREEMENT, THIS SECURITY AGREEMENT OR THE LOANS SHALL BE LITIGATED ONLY IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS.  DEBTOR HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE.  DEBTOR HEREBY WAIVES ANY RIGHT IT MAY HAVE TO TRANSFER OR CHANGE VENUE OF ANY SUCH ACTION OR PROCEEDING.

32.           Notices.  Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be deemed to have been given if made in accordance with the terms of the Loan Agreement.

IN WITNESS WHEREOF, Debtor has executed this Security Agreement as of the date first set forth above.

DEBTOR:

GREAT LAKES CONTROLLED ENERGY CORPORATION

By:	/s/ Jeffrey Mistarz
Its:	Vice President

SECURED PARTY:

AMERICAN CHARTERED BANK

By:	/s/ William Provan
Its:	Senior Vice President

SCHEDULE 2(c)

Debtor’s Organizational ID Number:	32-41-358

Exact Legal Name of Debtor:	Great Lake Controlled Energy Corporation

SCHEDULE 2(f)

Personal Property Collateral Stored With Bailee, Warehouseman or Similar Party

NONE